Exhibit 99.1

Harrow Announces First Quarter 2023 Financial Results

First Quarter 2023 and Recent Selected Highlights:

●	Record revenues of $26.1 million, up 18% over $22.1 million for the prior-year quarter and 28% over sequential quarter revenues of $20.3 million.
●	Completed transfer of New Drug Applications (NDAs) for ILEVRO®, NEVANAC®, and MAXIDEX®.
●	Signed an agreement with a large health insurance carrier to provide ImprimisRx’s atropine.com and Klarity-C compounded formulations on a cash-pay basis to its national vision care network.
●	Successfully launched FDA-approved IHEEZO™ at the American Society of Cataract and Refractive Surgery (“ASCRS”) annual meeting held between May 5-8, 2023.

NASHVILLE, Tenn., May 11, 2023 – Harrow (Nasdaq: HROW), a leading U.S. eyecare pharmaceutical company, today announced results for the first quarter ended March 31, 2023. The Company also posted its first quarter Letter to Stockholders and corporate presentation to the “Investors” section of its website, harrow.com.

“We are excited to kick off 2023 with a strong first quarter that demonstrates the continuing successful execution of our strategic plan aimed at elevating Harrow into a leading position among top-tier U.S. eyecare pharmaceutical companies,” said Mark L. Baum, CEO of Harrow. “We are pleased that our Harrow team delivered record revenues of $26.1 million, a 28% increase over the fourth quarter of 2022, but, even more important, we see the first quarter of 2023 marking the beginning of a new revenue paradigm for Harrow. Going forward, we expect revenue growth from our branded pharmaceutical products to meaningfully outpace growth from our compounded pharmaceutical products, with revenue from branded products ultimately driving the lion’s share of our future profitability and topline growth. Based on our results to date, we are reaffirming our 2023 guidance of $135 million to $143 million in net revenues and $44 million to $50 million in adjusted EBITDA.

“We believe our successful first quarter is indicative of 2023 being a catalyst-rich year for Harrow, including our recent launch of IHEEZO™ at ASCRS in San Diego. We are very excited about the growth that we are seeing from our innovative new products and formulations that are being added to our product portfolio. For details on Harrow’s growth trajectory and strategic plan, I encourage you to read our quarterly Letter to Stockholders, all of which can be found on our website at harrow.com.”

First quarter 2023 figures of merit:

	For the Three Months Ended March 31,
	2023	2022
Net revenues	$26,103,000	$22,120,000
Gross margin	68%	73%
Core gross margin(1)	76%	75%
Net loss	(6,643,000)	(2,438,000)
Core net (loss) income(1)	(1,042,000)	713,000
Adjusted EBITDA(1)	5,342,000	4,940,000
Basic and diluted net loss per share	(0.22)	(0.09)
Core basic and diluted net (loss) income per share(1):	(0.03)	0.03

(1)	Core gross margin, core net (loss) income, core basic and diluted net (loss) income per share (collectively, “Core Results”), and Adjusted EBITDA are non-GAAP measures. For additional information, including a reconciliation of such Core Results and Adjusted EBITDA to the most directly comparable measures presented in accordance with GAAP, see the explanation of non-GAAP measures and reconciliation tables in the financial tables section.

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Harrow Announces First Quarter 2023 Financial Results

May 11, 2023

Conference Call and Webcast

The Company’s management team will host a conference call and live webcast today at 4:45 p.m. Eastern Time to discuss the first quarter 2023 results and provide a business update. To participate in the call, see details below:

Conference Call Details:
Date:	Thursday, May 11, 2023
Time:	4:45 p.m. Eastern time
Participant Dial-in:	1-833-953-2434 (U.S.) 1-412-317-5763 (International)
Replay Dial-in (Passcode 3870402): (telephonic replay through May 18, 2023)	1-877-344-7529 (U.S.) 1-412-317-0088 (International)
Webcast: (online replay through May 11, 2024)	harrow.com

About Harrow

Harrow (Nasdaq: HROW) is a leading U.S. eyecare pharmaceutical company engaged in the discovery, development, and commercialization of innovative ophthalmic prescription therapies that are accessible and affordable. Harrow owns U.S. commercial rights to ten FDA-approved ophthalmic pharmaceutical products. Harrow also owns and operates ImprimisRx, the leading U.S. ophthalmic-focused pharmaceutical compounding business, which also serves as a mail-order pharmacy licensed to ship prescription medications in all 50 states. Harrow has non-controlling equity positions in Surface Ophthalmics, Inc. and Melt Pharmaceuticals, Inc., companies that began as subsidiaries of Harrow. Harrow also owns royalty rights in four late-stage drug candidates being developed by Surface and Melt.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, risks related to: liquidity or results of operations; our ability to successfully implement our business plan, develop and commercialize our products, product candidates and proprietary formulations in a timely manner or at all, identify and acquire additional products, manage our pharmacy operations, service our debt, obtain financing necessary to operate our business, recruit and retain qualified personnel, manage any growth we may experience and successfully realize the benefits of our previous acquisitions and any other acquisitions and collaborative arrangements we may pursue; competition from pharmaceutical companies, outsourcing facilities and pharmacies; general economic and business conditions, including inflation and supply chain challenges; regulatory and legal risks and uncertainties related to our pharmacy operations and the pharmacy and pharmaceutical business in general; physician interest in and market acceptance of our current and any future formulations and compounding pharmacies generally. These and additional risks and uncertainties are more fully described in Harrow’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

Jamie Webb, Director of Communications and Investor Relations

jwebb@harrowinc.com

615-733-4737

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Harrow Announces First Quarter 2023 Financial Results

May 11, 2023

HARROW HEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Cash and cash equivalents	$19,248,000	$96,270,000
All other current assets	32,439,000	21,990,000
Total current assets	51,687,000	118,260,000
All other assets	165,811,000	39,118,000
TOTAL ASSETS	$217,498,000	$157,378,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$17,708,000	$18,632,000
Loans payable, net of current portion and unamortized debt discount	168,850,000	104,174,000
All other liabilities	9,412,000	7,332,000
TOTAL LIABILITIES	195,970,000	130,138,000
TOTAL STOCKHOLDERS’ EQUITY	21,528,000	27,240,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$217,498,000	$157,378,000

HARROW HEALTH, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2023	2022
Total revenues	$26,103,000	$22,120,000
Cost of sales	8,271,000	5,963,000
Gross profit	17,832,000	16,157,000
Selling, general and administrative	15,888,000	13,398,000
Research and development	734,000	658,000
Total operating expenses	16,622,000	14,056,000
Income from operations	1,210,000	2,101,000
Total other expense, net	(8,141,000)	(4,539,000)
Income tax benefit	288,000	-
Net loss	$(6,643,000)	$(2,438,000)
Net loss per share of common stock, basic and diluted	$(0.22)	$(0.09)

HARROW HEALTH, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2023	2022
Net cash (used in) provided by:
Operating activities	$(8,214,000)	$967,000
Investing activities	(130,970,000)	(410,000)
Financing activities	62,162,000	(776,000)
Net change in cash and cash equivalents	(77,022,000)	(219,000)
Cash and cash equivalents at beginning of the period	96,270,000	42,167,000
Cash and cash equivalents at end of the period	$19,248,000	$41,948,000

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Harrow Announces First Quarter 2023 Financial Results

May 11, 2023

Non-GAAP Financial Measures

In addition to the Company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes Adjusted EBITDA and Core Results, unaudited financial measures that are not calculated in accordance with GAAP, to evaluate the Company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA and Core Results are considered “non-GAAP” financial measures within the meaning of Regulation G promulgated by the SEC. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting its business. Management believes Adjusted EBITDA and Core Results provide meaningful supplemental information regarding the Company’s performance because (i) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance; and (iii) they are used by institutional investors and the analyst community to help analyze the Company’s results. However, Adjusted EBITDA, Core Results, and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the way they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

Adjusted EBITDA

The Company defines Adjusted EBITDA as net income (loss), excluding the effects of stock-based compensation and expenses, interest, taxes, depreciation, amortization, investment income (loss), net, loss on extinguishment of debt, and, if any and when specified, other non-recurring income or expense items. Management believes that the most directly comparable GAAP financial measure to Adjusted EBITDA is net income (loss). Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing, or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of Adjusted EBITDA, a non-GAAP measure, to the most comparable GAAP measure, net income (loss), for the three months ended March 31, 2023 and 2022:

HARROW HEALTH, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	For the Three Months Ended March 31,
	2023	2022
GAAP net loss	$(6,643,000)	$(2,438,000)
Stock-based compensation and expenses	1,633,000	2,016,000
Interest expense, net	4,747,000	1,792,000
Income tax benefit	(288,000)	-
Depreciation	292,000	419,000
Amortization of intangible assets	2,207,000	404,000
Investment (income) loss, net	(2,042,000)	2,747,000
Other expense, net	5,436,000 (1)	-
Adjusted EBITDA	$5,342,000	$4,940,000

(1)	Includes $5,465,000 for the loss on extinguishment of debt.

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Harrow Announces First Quarter 2023 Financial Results

May 11, 2023

Core Results

Harrow Core Results, including core gross margin, core net income (loss), core operating income (loss), core basic and diluted income (loss) per share, and core operating margin, exclude all amortization and impairment charges of intangible assets, excluding software development costs, net gains and losses on investments and equity securities, including equity method gains and losses and equity valued at fair value through profit and loss (“FVPL”), preferred stock dividends, and gains/losses on forgiveness of debt. In other periods, Core Results may also exclude fair value adjustments of financial assets in the form of options to acquire a company carried at FVPL, obligations related to product recalls, certain acquisition-related items, restructuring charges/releases and associated items, related legal items, gains/losses on early extinguishment of debt or debt modifications, impairments of property, plant and equipment and software, as well as income and expense items that management deems exceptional and that are or are expected to accumulate within the year to be over a $100,000 threshold.

The following is a reconciliation of Core Results, a non-GAAP measure, to the most comparable GAAP measure for the three months ended March 31, 2023 and 2022:

For the Three Months Ended March 31, 2023
	GAAP Results	Amortization of Certain Intangible Assets	Investment Gains	Other Items	Core Results
Gross profit	$17,832,000	$2,045,000	$-	$-	$19,877,000
Gross margin	68%				76%
Operating income	1,210,000	2,207,000	-	-	3,417,000
Loss before taxes	(6,931,000)	2,207,000	(2,042,000)	5,436,000	(1,330,000)
Tax benefit	288,000	-	-	-	288,000
Net loss	(6,643,000)	2,207,000	(2,042,000)	5,436,000	(1,042,000)
Basic and diluted loss per share ($)(1):	(0.22)				(0.03)
Weighted average number of shares of common stock outstanding:
Basic	30,289,730				30,289,730

For the Three Months Ended March 31, 2022
	GAAP Results	Amortization of Certain Intangible Assets	Investment Losses	Other Items	Core Results
Gross profit	$16,157,000	$341,000	$-	$-	$16,498,000
Gross margin	73%				75%
Operating income	2,101,000	404,000	-	-	2,505,000
(Loss) income before taxes	(2,438,000)	404,000	2,747,000	-	713,000
Taxes	-	-	-	-	-
Net (loss) income	(2,438,000)	404,000	2,747,000	-	713,000
Basic (loss) earnings per share ($)(1)	(0.09)				0.03
Diluted (loss) earnings per share ($)(1)	(0.09)				0.03
Weighted average number of shares of common stock outstanding:
Basic	27,226,819				27,226,819
Diluted	27,226,819				28,317,740

(1)	Core basic and diluted (loss) earnings per share is calculated using the weighted-average number of shares of common stock outstanding during the period. Core basic and diluted (loss) earnings per share also contemplates dilutive shares associated with equity-based awards as described in Note 2 and elsewhere in the Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

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